UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2015

Energy XXI Ltd

(Exact name of registrant as specified in its charter)

BERMUDA	001-33628	98-0499286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court, 22 Victoria Street, P.O. Box HM

1179, Hamilton HM EX, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (441) 295-2244

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On March 4, 2015, Energy XXI Gulf Coast, Inc. (“Gulf Coast”) and EPL Oil & Gas, Inc. (“EPL”), the indirect wholly-owned subsidiaries of Energy XXI Ltd (the “Company”), received written confirmation from the administrative agent under their Second Amended and Restated First Lien Credit Agreement (the “First Lien Credit Agreement”) that they had received signature pages from the required lenders under the First Lien Credit Agreement for the Tenth Amendment to Second Amended and Restated First Lien Credit Agreement, dated as of March 3, 2015 (the “Amendment”). Portions of the Amendment are effective immediately, while additional provisions are to become effective as of a later date based on satisfaction of certain conditions to such effectiveness provided in the Amendment.

Under the Amendment, the following changes, among others, to the First Lien Credit Agreement were effective upon signing:

•	modification to the restricted payment covenant to substantially limit the ability of Gulf Coast to make distributions and dividends to parent entities, provided that a distribution of the Grand Isle gathering system and related equipment and other assets is permitted;

•	qualification on the ability of Gulf Coast and its subsidiaries to refinance outstanding indebtedness by requiring that Gulf Coast have pro forma net liquidity of $250 million at the time of such refinancing;

•	modification of the asset disposition covenant to require lender consent for any such disposition that would the effect of reducing the borrowing base by more than $5 million in the aggregate; provided, however, that such provision is expressly deemed not to be applicable to certain sales relating to assets that are the subject of current marketing efforts of Gulf Coast, as long as Gulf Coast and its subsidiaries meet certain obligations, such as, among others, maintaining the proceeds from such sales in accounts that are subject to the liens of the lenders; and

•	addition of certain restrictions on the prepayment and repayment of certain outstanding indebtedness of Gulf Coast and its subsidiaries.

At the later date of effectiveness under the Amendment, the following additional changes are provided subject to the satisfaction of the conditions to such effectiveness:

•	reducing the maximum facility amount to $500 million and setting the borrowing base at such $500 million, of which such amount $150 million is the borrowing base for EPL under the sub-facility established for EPL under the First Lien Credit Agreement;

•	addition of provisions to permit Gulf Coast to make a loan to EPL in the amount of $325 million using proceeds from the incurrence of additional permitted second lien or third lien indebtedness of Gulf Coast and for EPL and its subsidiaries to secure such loan by providing liens on substantially all of their assets that are second in priority to the liens of the lenders under the First Lien Credit Agreement pursuant to the terms of an intercreditor agreement and restricting the transfer of Gulf Coast’s rights in respect of such loan or making any prepayment or otherwise making modifications of the terms of such arrangements;

•	change the definition of the stated maturity date of the First Lien Credit Agreement so that it accelerates from April 9, 2018 (the scheduled date of maturity) to a date 210 days prior to the date of maturity of Gulf Coast’s outstanding 9.25% unsecured notes due December 2017 if such notes are not prepaid, redeemed or refinanced prior to such prior date, or to a date 210 days prior to the date of maturity of EPL’s outstanding 8.25% unsecured notes due February 2018 (the “EPL Notes”) if such notes are not prepaid, redeemed or refinanced prior to such prior date, or otherwise to a date that is 180 days prior to the date of maturity of any other permitted second lien or permitted third lien indebtedness or certain permitted unsecured indebtedness or any refinancings of such indebtedness if such indebtedness would come due prior to April 9, 2018;

•	elimination, addition or modification of certain financial covenants;

•	setting the applicable commitment fee under the First Lien Credit Agreement at 0.50% and providing that outstanding amounts drawn under the First Lien Credit Agreement bear interest at either the applicable London Interbank Offered Rate, plus applicable margins ranging from 2.75% to 3.75% or an alternate base rate based on the federal funds effective rate plus applicable margins ranging from 1.75% to 2.75%;

•	increase of the threshold requirement for oil and gas properties required to secured by mortgages to 90% of the value of Gulf Coast and its subsidiaries’ (other than EPL and its subsidiaries until they become guarantors of the Gulf Coast indebtedness under the First Lien Credit Agreement) proved reserves and proved developed producing reserves, but allowing the threshold for such properties of EPL and its subsidiaries (until they become guarantors of the Gulf Coast indebtedness under the First Lien Credit Agreement) to remain at 85%; and

•	addition of certain further restrictions on the prepayment and repayment of outstanding note indebtedness of Gulf Coast and its subsidiaries, including the prohibition on using proceeds from credit extensions under the First Lien Credit Agreement for any such prepayment or repayment and the requirement that Gulf Coast have net liquidity at the time thereof of at least $250 million.

Certain financial covenants will apply to, and be tested at, Gulf Coast and EPL separately for so long as the EPL Notes, which consist of $510 million in aggregate principal amount issued under an indenture dated as of February 14, 2011, remain outstanding. If the EPL Notes are no longer outstanding and certain other conditions are met, Gulf Coast and EPL will be subject to the following financial covenants on a consolidated basis:

•	a consolidated maximum net first lien leverage ratio of no more than 1.25:1.00;
•	a consolidated maximum net secured leverage ratio of no more than 3.75:1.00, provided that if the EPL Notes are refinanced with new secured debt, the liens of which are junior in priority to the revolving credit facility indebtedness, then the maximum ratio permitted would be 4.25:1.00; and
•	a minimum current ratio of no less than 1.0:1.0.

In addition to customary conditions for the later effectiveness of such provisions of the Amendment, the conditions include the requirement that Gulf Coast have obtained gross proceeds of $1 billion from the issuance or incurrence of second lien debt, unsecured indebtedness or common equity, in each case on terms that are satisfactory to the required lenders, including the requirement that any such incurrence of second lien debt be accompanied by the execution and delivery of an intercreditor agreement with terms satisfactory to the required lenders. The changes to be effective at the later date of effectiveness under the Amendment are further subject to the requirement that each of the conditions to such effectiveness are satisfied or waived on or prior to March 15, 2015.

Under the First Lien Credit Agreement, as amended under the Amendment, Gulf Coast’s rights to make distributions to its shareholders (including ultimately to the Company) are substantially reduced. Generally, after the Amendment, Gulf Coast will only be permitted to make such distributions for income tax liabilities arising for such other entities that relate to the income attributable to Gulf Coast and its subsidiaries, general and administrative expenses not to exceed $2 million in any fiscal year and for payment of insurance premiums in regards to affiliated party insurance agreements.

The foregoing description of the Amendment is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Tenth Amendment to Second Amended and Restated First Lien Credit Agreement, dated as of March 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI Ltd

	By:	/s/ Bruce W. Busmire
Bruce W. Busmire
March 6, 2015		Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Tenth Amendment to Second Amended and Restated First Lien Credit Agreement, dated as of March 3, 2015.